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                                 EXHIBIT 99.1
                    PRESS RELEASE DATED FEBRUARY 14, 2002


















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     [F.Y.I. INCORPORATED LOGO]                           [SOURCECORP LOGO]


                   F.Y.I. INCORPORATED IS NOW SOURCECORP-TM-


DALLAS, February 14, 2002 -- F.Y.I. Incorporated (Nasdaq: FYII), one of the nation's leading providers of business process outsourcing solutions, today announced that the Company has completed its name change to SOURCECORP-TM-. The Company had previously announced this name change, while in progress, on January 2, 2002. Effective immediately, the Company's common shares will continue to be traded on the Nasdaq market under the ticker symbol SRCP. The CUSIP number for the Company's common shares is 836167106. Additionally, the Company's corporate website address is now www.srcp.com.

Ed H. Bowman, Jr., President and Chief Executive Officer of F.Y.I. remarked, "Our new name, SOURCECORP, will assist in communicating our strategic direction and the significant evolution that has already taken place to position the Company as a leading business process outsourcer to our customers and investors."

ABOUT SOURCECORP-TM-

SOURCECORP, Incorporated is a leading provider of value-added business process outsourcing solutions to clients nationwide. SOURCECORP targets information intensive, technology oriented, application driven industry segments, such as healthcare, legal, financial services and government, leveraging its expertise and experience in business processes for these and other similar business profiles. Headquartered in Dallas, the Company employs approximately 9,000 people and operates in over 40 states, Washington D.C., Puerto Rico, and Mexico.

SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index. In June 2001, the Company was cited among the TOP 100 HOT GROWTH COMPANIES by BusinessWeek magazine. SOURCECORP has previously been recognized by Forbes magazine as one of the 200 BEST SMALL COMPANIES, based on return equity, sales growth, and EPS growth, and by FORTUNE magazine as one of AMERICA'S 100 FASTEST GROWING PUBLIC COMPANIES.




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For more information about SOURCECORP's solutions, including case-study examples, visit the SOURCECORP website at www.srcp.com.

THE STATEMENTS IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL FACT, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ANY FINANCIAL ESTIMATES AND PROJECTIONS INCLUDED IN THIS PRESS RELEASE AND THE COMPANY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE SUCH ESTIMATES OR FORECASTS, EXCEPT AS REQUIRED BY LAW. THE AFOREMENTIONED RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS OF INTEGRATING OUR OPERATING COMPANIES, OF MANAGING OUR RAPID GROWTH, OF THE TIMING AND MAGNITUDE OF TECHNOLOGICAL ADVANCES, OF THE OCCURRENCES OF FUTURE EVENTS THAT COULD DIMINISH OUR EXISTING CUSTOMERS' NEEDS FOR OUR SERVICES, OF A CHANGE IN THE DEGREE TO WHICH COMPANIES CONTINUE TO OUTSOURCE BUSINESS PROCESSES, AS WELL AS THE RISKS DETAILED IN SOURCECORP'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING WITHOUT LIMITATION, THOSE DETAILED UNDER THE HEADING "RISK FACTORS" IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K. SOURCECORP DISCLAIMS ANY INTENTION OR OBLIGATION TO REVISE ANY FORWARD-LOOKING STATEMENTS, INCLUDING FINANCIAL ESTIMATES, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, EXCEPT AS REQUIRED BY LAW.

Contacts:     Barry Edwards, EVP & Chief Financial Officer: 214.740.6690
              Lon Baugh, Director, Investor Relations: 214.740.6683














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